UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2011

RADIANT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-22065	11-2749765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3925 Brookside Parkway, Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (770) 576-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Radiant Systems, Inc. (the “Company”), is filing this Amendment No. 1 on Form 8-K/A to the Company’s Current Report on Form 8-K, which was originally filed with the Securities and Exchange Commission on July 12, 2011 (the “Original 8-K”), to (i) correct disclosures made under Item 1.01 with respect to the Tender and Voting Agreement entered into by certain directors and officers of the Company in connection with the Agreement and Plan of Merger (the “Merger Agreement”) among the Company, NCR Corporation (the “Parent”) and Ranger Acquisition Corporation (“Merger Sub”), pursuant to which Parent will acquire the Company and (ii) file the First Amendment to the Tender and Voting Agreement, dated as of July 21, 2011, by and among Parent, Purchaser and certain directors and officers of the Company, under Item 9.01.

Except for the foregoing, this Amendment No. 1 does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. Accordingly, this Amendment No. 1 should be read in conjunction with the Original 8-K.

Item 1.01. Entry into a Material Definitive Agreement

Tender and Voting Agreement

Concurrently with the execution and delivery of the Merger Agreement, each of the Company’s directors (other than Michael Kay, who was traveling and unavailable for signature) and certain of its officers, together representing ownership of more than approximately 8% of the outstanding Shares, and more than approximately 11% of the Shares on a fully diluted basis, entered into a tender and voting agreement (the “Tender and Voting Agreement”), as amended by the First Amendment to Tender and Voting Agreement (the “Amendment”) with Parent and Merger Sub whereby such shareholders committed, among other things, subject to the terms and conditions of the Tender and Voting Agreement, to tender all of their respective Shares in the Offer. The Tender and Voting Agreement automatically terminates upon the termination of the Merger Agreement or the occurrence of certain other events. The foregoing description of the Tender and Voting Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to the Tender and Voting Agreement, which was previously filed as Exhibit 2.2 to the Original 8-K and incorporated herein by reference and the Amendment, which is attached hereto as Exhibit 2.3 and incorporated herein by reference.

NOTICES

Important Information about the Tender Offer

The Offer described herein has not yet commenced, and this Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the Offer is commenced, Parent will cause Merger Sub to file a tender offer statement on Schedule TO with the SEC. Investors and Radiant Systems shareholders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by Radiant Systems with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov. A copy of the tender offer statement and the solicitation/recommendation statement will be made available free of charge to all shareholders of Radiant Systems, Inc. at www.radiantsystems.com or by contacting Radiant Systems, Inc. at 3925 Brookside Parkway, Alpharetta, Georgia 30022, Attn: Investor Relations Director, (770) 576-6000.

Statement on Cautionary Factors

Except for the historical information presented herein, matters discussed herein may constitute forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words “future”; “anticipate”; “potential”; “believe”; or similar statements are forward-looking statements. Risks and uncertainties include uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of the Radiant Systems shareholders will tender their stock in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, business partners or governmental entities; as well as risks detailed from time to time in Radiant Systems’ public disclosure filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, subsequent quarterly filings on Form 10-Q and the solicitation/recommendation statement to be filed in connection with the tender offer. The information contained herein is as of July 11, 2011. Radiant Systems disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the period covered by this report or otherwise, except as expressly required by law. Copies of Radiant Systems’ public disclosure filings are available from its investor relations department.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.3	First Amendment to the Tender and Voting Agreement, dated as of July 21, 2011, by and among NCR Corporation, Ranger Acquisition Corporation and certain shareholders of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Systems, Inc.

July 22, 2011	By:	/s/ John H. Heyman
		Name:	John H. Heyman
		Title:	Chief Executive Officer

EXHIBIT INDEX

2.3	First Amendment to the Tender and Voting Agreement, dated as of July 21, 2011, by and among NCR Corporation, Ranger Acquisition Corporation and certain shareholders of the Company